Exhibit 99.3

INGEVITY CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition of the Capa™ Caprolactone division ("Capa") of Perstorp Holding AB (the "Seller") by Ingevity Corporation (“Ingevity”, or the “Company”). The acquisition of Capa was completed on February 13, 2019 through the purchase of all outstanding equity in Perstorp UK Ltd. which was previously held by the Seller for a total of €578.9 million, less debt assumed plus accrued interest (the “Capa Acquisition”). The Company funded the Capa Acquisition through a combination of borrowings under Ingevity’s revolving credit facilities and cash on hand. The unaudited pro forma condensed combined financial information gives effect to the Capa Acquisition.

The unaudited pro forma condensed combined financial statements as of September 30, 2018 and for the nine months ended September 30, 2018 and for the year ended December 31, 2017, respectively, combine the historical condensed consolidated balance sheet and condensed consolidated statements of operations of Ingevity with the historical condensed balance sheet and condensed income statement of Perstorp UK Ltd. as of September 30, 2018 and for the nine months ended September 30, 2018 and for the year ended December 31, 2017. The historical condensed income statement of Perstorp UK Ltd. substantially represents the historical operating results of Capa, as it was operated as a subsidiary of the Seller.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is presented as if the Capa Acquisition had occurred on that date. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, are presented as if the Capa Acquisition had occurred on January 1, 2017, the first day of Ingevity’s 2017 fiscal year.

The attached unaudited pro forma condensed consolidated financial information gives effect to the Capa Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). The historical financial information has been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma adjustments that are (1) directly attributable to the Capa Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact. The pro forma adjustments are based on information available to management and assumptions that management believes are factually supportable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of Ingevity’s future financial position.

The unaudited pro forma condensed consolidated financial statements have been prepared by management in accordance with Article 11 of the United States Securities and Exchange Commission's Regulation S-X and are not necessarily indicative of the financial position or results of operations that would have been realized had the Capa Acquisition occurred as of the dates indicated, nor are they meant to be indicative of any anticipated financial position or future results of operations that Ingevity will experience after the Capa Acquisition. In the accompanying unaudited pro forma condensed consolidated financial information, Perstorp UK Ltd.’s financial information has been adjusted from International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") to accounting principles generally accepted in the United States of America ("U.S. GAAP") including reclassifications to conform to Ingevity's presentation, and the assets and liabilities have been adjusted to reflect their estimated fair values. The accompanying unaudited pro forma condensed consolidated financial information does not include any expected cost savings, operating synergies, or revenue growth which may be realized subsequent to the Capa Acquisition or the impact of any nonrecurring activity and one-time transaction-related costs. The ultimate recognition of such costs would affect amounts in the unaudited pro forma condensed consolidated financial information, and such costs could be material.

The estimated fair values used for the purpose of adjusting for the Capa Acquisition within the unaudited pro forma condensed consolidated financial information are preliminary as the determination of fair value of the assets acquired and liabilities assumed requires extensive use of estimates and management's judgment. Since the Capa Acquisition was completed on February 13, 2019, Ingevity's access to Capa's information has been limited, and therefore certain assumptions were used in making these estimates. Final valuations will be performed, and management anticipates that the values assigned to the assets acquired and liabilities assumed will be adjusted during the one-year measurement period following the date of completion of the Capa Acquisition if new information arises that provide insights into facts that existed at the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma condensed consolidated financial information.

Additionally, Perstorp UK Ltd.’s financial information has been translated from Pounds Sterling (“GBP”) to United States Dollars ("USD") using the average spot rate applicable during the periods presented for the unaudited pro forma condensed combined statements of operations and the period-end spot rate for the unaudited pro forma condensed combined balance sheet. The transaction spot rate was used to translate the pro forma purchase consideration. The respective rates used are as follows:

		USD / 1 GBP
Year ended December 31, 2017	Average Spot Rate	1.2890
Nine months ended September 30, 2018	Average Spot Rate	1.3519
September 30, 2018	Period-end Spot Rate	1.3033

		USD / 1 EUR
February 13, 2019	Transaction Spot Rate	1.1270

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements

•
Audited Balance Sheet as of December 31, 2017 and 2016 and the related audited Income Statements, Statements of Changes in Equity, and Cash Flow Statements for the years ended December 31, 2017, 2016, and 2015 of Perstorp UK Ltd. in Exhibit 99.1 of this Form 8-K/A

•
Unaudited Balance Sheet as of September 30, 2018 and December 31, 2017 and the related unaudited Income Statements, Statement of Changes in Equity, and Cash Flows Statement for the nine month periods ended September 30, 2018 and 2017 of Perstorp UK Ltd. in Exhibit 99.2 of this Form 8-K/A

•	Ingevity’s historical consolidated financial statements and any related notes included in Form 10-Q as of and for the period ended September 30, 2018

•	Ingevity’s historical audited consolidated financial statements and any related notes included in Form 10-K as of and for the year ended December 31, 2017

INGEVITY CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018

(in millions)	Historical Ingevity	Perstorp UK Ltd. (Note 1)	Pro Forma Adjustments (Note 2)		Ingevity Pro Forma
Assets
Cash and cash equivalents	$57.5	$—	$(51.6)	A	$5.9
Accounts receivable, net	140.4	12.7	13.0	B	166.1
Inventories, net	194.3	8.7	5.0	C	208.0
Prepaid and other current assets	28.6	54.1	(49.8)	D	32.9
Current assets	420.8	75.5	(83.4)		412.9
Property, plant and equipment, net	498.9	75.3	9.8	E	584.0
Goodwill	130.6	34.1	271.9	F	436.6
Other intangibles, net	129.2	0.9	290.4	G	420.5
Deferred income taxes	2.9	—	—		2.9
Restricted investment	70.7	—	—		70.7
Other assets	38.8	—	1.3	G	40.1
Total Assets	$1,291.9	$185.8	$490.0		$1,967.7
Liabilities
Accounts payable	$108.7	$16.7	$(0.7)	K	$124.7
Accrued expenses	26.2	2.6	—		28.8
Accrued payroll and employee benefits	32.5	0.1	—		32.6
Notes payable and current maturities of long-term debt	4.9	4.7	(4.7)	H	4.9
Income taxes payable	7.5	—	(4.4)	I	3.1
Current liabilities	179.8	24.1	(9.8)		194.1
Long-term debt including capital lease obligations	744.0	110.8	524.2	H	1,379.0
Deferred income taxes	31.2	1.8	45.4	I	78.4
Other liabilities	14.2	—	—		14.2
Total Liabilities	969.2	136.7	559.8		1,665.7
Equity
Total Equity	322.7	49.1	(69.8)	J	302.0
Total Liabilities and Equity	$1,291.9	$185.8	$490.0		$1,967.7

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

INGEVITY CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018

(in millions, except per share data)	Historical Ingevity	Pine Chemicals Business[1]	Perstorp UK Ltd. (Note 1)	Pro Forma Adjustments (Note 2)		Ingevity Pro Forma
Net sales	$855.0	$20.2	$130.9	$—		$1,006.1
Cost of sales	535.8	13.4	82.2	(0.4)	E	631.0
Gross profit	319.2	6.8	48.7	0.4		375.1
Selling, general and administrative expenses	96.5	3.7	9.6	9.0	G	118.8
Research and technical expenses	16.3	—	0.5	—		16.8
Restructuring and other (income) charges, net	(0.6)	—	—	—		(0.6)
Acquisition-related costs	4.3	(4.3)	—	—		—
Other (income) expense, net	2.7	—	9.3	(9.5)	K	2.5
Interest expense, net	21.8	0.9	11.9	6.3	H	40.9
Income (loss) before income taxes	178.2	6.5	17.4	(5.4)		196.7
Provision (benefit) for income taxes	38.5	1.3	3.4	(1.8)	I	41.4
Net income (loss)	139.7	5.2	14.0	(3.6)		155.3
Less: Net income (loss) attributable to noncontrolling interests	12.7	—	—	—		12.7
Net income (loss) attributable to Ingevity stockholders	$127.0	$5.2	$14.0	$(3.6)		$142.6
Per share data
Basic earnings (loss) per share attributable to Ingevity stockholders	$3.02					$3.39
Diluted earnings (loss) per share attributable to Ingevity stockholders	$2.98					$3.35
Weighted average shares outstanding (in thousands)
Basic	42,070					42,070
Diluted	42,624					42,624

1) We closed the acquisition of the Pine Chemicals Business on March 8, 2018. The balances for the pro forma condensed combined statement of operations represent the actual results of the Georgia-Pacific, LLC pine chemicals business, net of pro forma adjustments, for the period of January 1 through March 7, 2018. Actual results after March 7, 2018 are included in the historical Ingevity balances for the nine months ended September 30, 2018.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

INGEVITY CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017

(in millions, except per share data)	Historical Ingevity	Pine Chemicals Business[1]	Perstorp UK Ltd. (Note 1)	Pro Forma Adjustments (Note 2)		Ingevity Pro Forma
Net sales	$972.4	$100.6	$154.0	$—		$1,227.0
Cost of sales	643.4	72.0	102.1	(1.3)	E	816.2
Gross profit	329.0	28.6	51.9	1.3		410.8
Selling, general and administrative expenses	106.4	19.4	12.0	12.2	G	150.0
Research and technical expenses	19.8	—	0.8	—		20.6
Separation costs	0.9	—	—	—		0.9
Restructuring and other (income) charges, net	3.7	—	—	—		3.7
Acquisition-related costs	7.1	(7.1)	—	—		—
Other (income) expense, net	0.5	—	12.4	(11.1)	K	1.8
Interest expense, net	15.8	14.2	8.0	17.4	H	55.4
Income (loss) before income taxes	174.8	2.1	18.7	(17.2)		178.4
Provision (benefit) for income taxes	29.6	0.5	1.3	(7.5)	I	23.9
Net income (loss)	145.2	1.6	17.4	(9.7)		154.5
Less: Net income (loss) attributable to noncontrolling interests	18.7	—	—	—		18.7
Net income (loss) attributable to Ingevity stockholders	$126.5	$1.6	$17.4	$(9.7)		$135.8
Per share data
Basic earnings (loss) per share attributable to Ingevity stockholders	$3.00					$3.22
Diluted earnings (loss) per share attributable to Ingevity stockholders	$2.97					$3.19
Weighted average shares outstanding (in thousands)
Basic	42,130					42,130
Diluted	42,529					42,529

1) The Pine Chemicals Business balances for the pro forma condensed combined statement of operations were derived from Exhibit 99.3 of Ingevity's Form 8-K/A filed May 10, 2018, which includes the acquisition of the pine chemicals business from Georgia-Pacific, LLC.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Information
(in millions, except share data)

Notes to the Unaudited Condensed Combined Financial Statements

1.	Adjustments to Perstorp UK Ltd.’s Historical Financial Statements
Ingevity’s unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of the United States Securities and Exchange Commission's Regulation S-X. The Perstorp UK Ltd. historical balance sheet as of September 30, 2018, income statement for the nine months ended September 30, 2018, and income statement for the year ended December 31, 2017 were prepared in accordance with IFRS as issued by the IASB and presented in GBP. Therefore, certain adjustments are reflected in the financial information below to translate Perstorp UK Ltd.'s financial statements from GBP to USD and to convert from IFRS to U.S. GAAP. Ingevity evaluated accounting policies of Perstorp UK Ltd, and after adjusting from IFRS to U.S. GAAP presentation, the accounting policies and presentation aligns with that of Ingevity, so no adjustments were required for the tables presented below.
Certain adjustments and reclassifications have been made to the historical presentation of Perstorp UK Ltd. financial information to conform the financial statements to the presentation used in the unaudited pro forma condensed financial information. A summary of adjustments and reclassifications are included below:

Perstorp UK Ltd. Balance Sheet Reconciliation
September 30, 2018
Perstorp UK Ltd.		Ingevity Corporation
Financial Statement Caption	9/30/2018	Financial Statement Caption
in millions	GBP
Trade and other receivables
Trade receivables	£5.7	Accounts receivable, net
Prepayments	0.9	Prepaid and other current assets
Receivables from related parties	4.0	Accounts receivable, net
Amounts due from group undertakings	38.2	Prepaid and other current assets
VAT	2.1	Prepaid and other current assets
Emission Allowances (EUETS)	0.3	Prepaid and other current assets
Total Trade and other receivables	51.2
Inventories	6.7	Inventories, net
Property, plant, and equipment	57.8	Property, plant and equipment, net
Goodwill	26.2	Goodwill
Customer relationships	0.7	Other intangibles, net
REACH Costs	0.6	Other intangibles, net
Deferred income tax assets	3.1	Deferred income taxes [1]
Trade and other payables
Trade payables	10.5	Accounts payable
Amounts due to related parties	2.3	Accounts payable
Other tax and social security	0.1	Accrued payroll and employee benefits
Accrued expenses	2.0	Accrued expenses
Total Trade and other payables	14.9
Borrowings - Current	3.6	Notes payable and current maturities of long-term debt
Borrowings - Non-current	85.0	Long-term debt including capital lease obligations
Deferred income tax liabilities	4.5	Deferred income taxes [1]
Total Equity	38.3	Total Equity
1) Deferred income taxes are presented net to conform with jurisdictional netting, consistent with Ingevity presentation.

Perstorp UK Ltd. Income Statement Reconciliation
Nine Months Ended September 30, 2018 and Twelve Months Ended December 31, 2017

Perstorp UK Ltd.			Ingevity Corporation Financial Statement Caption
Financial Statement Caption	9/30/2018	12/31/2017
in millions	GBP	GBP
Revenue	£96.8	£119.5	Net sales
Cost of sales	57.7	74.9	Cost of sales
Distribution costs
Freight costs	3.1	4.3	Cost of sales
Royalty expense	7.0	8.6	Other (income) expense, net
Commission expense	0.1	0.2	Selling, general and administrative expenses
Sales & marketing expense	2.3	3.2	Selling, general and administrative expenses
Total Distribution costs	12.5	16.3
Administration expenses
Administrative expenses	4.7	5.9	Selling, general and administrative expenses
Research and development costs	0.4	0.6	Research and technical expenses
Total Administration expenses	5.1	6.5
Other operating expenses/(income)	(0.1)	1.0	Other (income) expense, net
Finance income	0.2	4.5	Interest expense, net
Finance expense	9.0	10.7	Interest expense, net
Income tax charge/(credit) - current	0.6	0.5	Provision (benefit) for income taxes
Income tax charge/(credit) - deferred	1.9	0.5	Provision (benefit) for income taxes
Profit/(loss) for the period	10.3	13.6	Net income (loss)

Perstorp UK Ltd. Balance Sheet Reconciliation
As of September 30, 2018

(in millions)	Perstorp UK Ltd. IFRS (GBP)	1(a) Perstorp UK Ltd. IFRS (USD)	1(b) IFRS to U.S. GAAP Adjustments (USD)	Perstorp UK Ltd. as Adjusted U.S. GAAP (USD)
Assets
Cash and cash equivalents	£—	$—	$—	$—
Accounts receivable, net	9.7	12.7	—	12.7
Inventories, net	6.7	8.7	—	8.7
Prepaid and other current assets	41.5	54.1	—	54.1
Current assets	57.9	75.5	—	75.5
Property, plant and equipment, net	57.8	75.3	—	75.3
Goodwill	26.2	34.1	—	34.1
Other intangibles, net	1.3	1.7	(0.8)	0.9
Total Assets	£143.2	$186.6	$(0.8)	$185.8
Liabilities and Equity
Accounts payable	£12.8	$16.7	$—	$16.7
Accrued expenses	2.0	2.6	—	2.6
Accrued payroll and employee benefits	0.1	0.1	—	0.1
Notes payable and current maturities of long-term debt	3.6	4.7	—	4.7
Current liabilities	18.5	24.1	—	24.1
Long-term debt including capital lease obligations	85.0	110.8	—	110.8
Deferred income taxes [1]	1.4	1.8	—	1.8
Total Liabilities	104.9	136.7	—	136.7
Equity
Total Equity	38.3	49.9	(0.8)	49.1
Total Liabilities and Equity	£143.2	$186.6	$(0.8)	$185.8

1) Deferred income taxes are presented net to conform with jurisdictional netting, consistent with Ingevity presentation.

Perstorp UK Ltd. Income Statement Reconciliation
For the Nine Months Ended September 30, 2018

(in millions, except per share data)	Perstorp UK Ltd. IFRS - (GBP)	1(a) Perstorp UK Ltd. IFRS (USD)	1(b) IFRS to U.S. GAAP Adjustments (USD)	Perstorp UK Ltd. as Adjusted U.S. GAAP (USD)
Net sales	£96.8	$130.9	$—	$130.9
Cost of sales	60.8	82.2	—	82.2
Gross profit	36.0	48.7	—	48.7
Selling, general and administrative expenses	7.1	9.6	—	9.6
Research and technical expenses	0.4	0.5	—	0.5
Other (income) expense, net	6.9	9.3	—	9.3
Interest expense, net	8.8	11.9	—	11.9
Income (loss) before income taxes	12.8	17.4	—	17.4
Provision (benefit) for income taxes	2.5	3.4	—	3.4
Net income (loss)	£10.3	$14.0	$—	$14.0

Perstorp UK Ltd. Income Statement Reconciliation
For the Year Ended December 31, 2017

(in millions, except per share data)	Perstorp UK Ltd. IFRS - (GBP)	1(a) Perstorp UK Ltd. IFRS (USD)	1(b) IFRS to U.S. GAAP Adjustments (USD)	Perstorp UK Ltd. as Adjusted U.S. GAAP (USD)
Net sales	£119.5	$154.0	$—	$154.0
Cost of sales	79.2	102.1	—	102.1
Gross profit	40.3	51.9	—	51.9
Selling, general and administrative expenses	9.3	11.9	0.1	12.0
Research and technical expenses	0.6	0.8	—	0.8
Other (income) expense, net	9.6	12.4	—	12.4
Interest expense, net	6.2	8.0	—	8.0
Income (loss) before income taxes	14.6	18.8	(0.1)	18.7
Provision (benefit) for income taxes	1.0	1.3	—	1.3
Net income (loss)	£13.6	$17.5	$(0.1)	$17.4

a.	Foreign Currency Translation

Perstorp UK Ltd.’s financial information to be used in the unaudited pro forma condensed combined financial information was translated to USD for presentation purposes. Perstorp UK Ltd.’s income statement for the nine months ended September 30, 2018 was translated to USD using the average rate for the first nine months of 2018, which was 1.3519 USD per GBP. Perstorp UK Ltd.’s income statement for the year ended December 31, 2017 was translated to USD using the average rate for 2017, which was 1.2890 USD per GBP. Perstorp UK Ltd.’s balance sheet as of September 30, 2018 was translated to USD using the spot rate at September 30, 2018, which was 1.3033 USD per GBP.

b.	IFRS to U.S. GAAP Adjustments

Perstorp UK Ltd. makes payments related to the Registration Evaluation Authorization and Restriction of Chemicals (“REACH”) regulation. The REACH regulation specifies that all chemical substances that are used within the European Union must be registered and evaluated. Perstorp UK Ltd. historically has capitalized these costs as intangible assets and amortized the costs over a 20 year period.

An adjustment was made to remove $0.8 million of capitalized REACH costs. An adjustment of $0.1 million was made to increase selling, general and administrative expenses in 2017 to reflect the reversal of historical REACH amortization, offset by REACH payments made in 2017. The net adjustment to conform Perstorp UK Ltd.’s basis of accounting under IFRS to U.S. GAAP for the nine months ended September 30, 2018 was less than $0.1 million.

2.	Pro Forma Adjustments
Acquisition Purchase Consideration and Preliminary Purchase Price Allocation
The following table illustrates each component of the consideration paid as part of the Capa Acquisition:

in millions	EUR	USD[1]
Cash paid to Seller
Cash purchase price	468.8	528.4
Accrued interest on assumed debt[2]	7.6	8.6
Total Cash paid to Seller	476.4	537.0
Assumed net debt as of September 30, 2018	102.5	115.5
Total pro forma purchase consideration	578.9	652.5

1) Cash balances herein were in EUR and translated to USD using the spot rate on February 13, 2019 of 1.1270 USD per EUR.
2) Under the Sale and Purchase Agreement, additional consideration was to be remitted to the Sellers in the form of interest accrued on the cash purchase price prior to the close of the Capa Acquisition. The interest accrued at an annual rate of 4% until certain merger conditions were met, and increased to 6% at the time of such conditions being met, up to the Capa Acquisition close.

Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information. These amounts are preliminary and subject to revision based on final determination of fair value and the final allocation of the purchase price to the assets and liabilities of Perstorp UK Ltd., and the revision could be material. The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed for purposes of the pro forma financial information as if the Capa Acquisition closed on September 30, 2018:

in millions	Amount
Current assets	$34.9
Property, plant, and equipment, net	85.1
Other intangibles, net	292.6
Total assets acquired	412.6
Current liabilities	(23.4)
Non-current liabilities	(110.8)
Deferred income taxes	(47.4)
Total liabilities assumed	(181.6)
Net identifiable assets acquired	231.0
Goodwill	306.0
Total consideration transferred	$537.0

A.	Cash and cash equivalents

Cash and cash equivalents are adjusted as follows:

in millions	Amount
Proceeds from draw on revolver debt (Refer to Note 2(H))	$635.0
Cash paid to Seller	(537.0)
Repayment of assumed Perstorp UK Ltd. intercompany debt and interest (Refer to Note 2(H))	(115.5)
Reclassification of historical cash pooling balances due to Seller (Refer to Note 2(D))	49.8
Payment for transferred intellectual property (Refer to Note 2(G) & (K))	(45.6)
Cash paid for factored receivables (Refer to Note 2(B))	(13.0)
Cash paid for acquisition-related transaction costs (Refer to Note 2(J))	(8.7)
Cash paid related to loss on purchase price hedge (Refer to Note 2(J))	(16.6)
Total pro forma adjustment to cash and cash equivalents	$(51.6)

B.	Accounts receivable

Perstorp UK Ltd. historically factored a portion of its accounts receivable in connection with a factoring arrangement with an affiliate of the Seller. In connection with the Capa Acquisition, Perstorp UK Ltd. repurchased $13.0 million of its previously factored accounts receivable. A pro forma adjustment was made to reflect the reacquisition of these accounts receivable which were not reflected in the historical balance sheet as of September 30, 2018.

C.	Inventories, net

The inventory balance was adjusted upward by $5.0 million to reflect the preliminary fair value of $13.7 million as of the Capa Acquisition date.

D.	Prepaid and other current assets

Perstorp UK Ltd. historically recorded cash balances subject to the Seller’s group cash pooling arrangement as a receivable due from an affiliate of the Seller. In connection with the Capa Acquisition, Perstorp UK Ltd. exited the cash pooling program. The $49.8 million adjustment represents the reclassification of these amounts from prepaid and other current assets to cash. The cash associated with this pooling arrangement was utilized to pay for the factored receivables (Refer to Note 2(B)) and transferred intellectual property (Refer to Note 2(G)).

E.	Property, plant and equipment, net

Property, plant and equipment were adjusted as follows:

			Depreciation expense
in millions, expects years data	Preliminary Fair Value	Estimated weighted average life in years	Nine months ended September 30, 2018	Year ended December 31, 2017
Machinery and equipment	$63.4	10	$4.8	$6.3
Buildings and leasehold improvements	4.9	28	0.1	0.2
Construction in process	16.8	N/A	—	—
Property, plant, and equipment	$85.1		$4.9	$6.5
Less: Historical Perstorp UK Ltd. net book value or depreciation expense	(75.3)		(5.3)	(7.8)
Net pro forma adjustment to property, plant, and equipment	$9.8		$(0.4)	$(1.3)

The reduction in depreciation expense primarily relates to the realignment of the useful lives of acquired property, plant and equipment to Ingevity's policy for the remaining economic useful life.

F.	Goodwill

Reflects the preliminary purchase price allocation and recognition of goodwill described above. Goodwill was adjusted based on the preliminary purchase price allocation as follows:

in millions	Amount
Preliminary acquisition goodwill	$306.0
Less: Perstorp UK Ltd. historical goodwill	(34.1)
Net pro forma adjustment to goodwill	$271.9

G.	Other intangibles, net and Other assets

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows:

			Amortization expense
in millions	Preliminary Fair Value	Average Estimated Remaining Useful Life in Years	Nine months ended September 30, 2018	Year ended December 31, 2017
Customer contracts and relationships	$159.0	17	$7.0	$9.4
Brands [1,2]	67.0	Indefinite	—	—
Developed Technology [2]	64.8	12	4.1	5.4
Noncompetition agreements	0.5	3	0.1	0.2
Total	$291.3		$11.2	$15.0
Less: Perstorp UK LTD net book value	(0.9)		(2.2)	(2.8)
Net pro forma adjustment to other intangibles, net	$290.4		$9.0	$12.2

1) Primarily represents trade names. Includes the trade names associated with the caprolactone monomer and related derivatives discussed further in Note 2(K).
2) Includes the $45.6 million purchase of intellectual property associated with caprolactone monomer and related derivatives pursuant to the Intellectual Property Transfer Agreement between Perstorp UK Ltd. and the Seller entered in conjunction with the Capa Acquisition. Further discussed in Note 2(K).

Additionally, a favorable lease agreement, with a value of $1.3 million and an indefinite useful life, is presented as Other assets.

H.	Debt and Interest Expense

The Company funded the Capa Acquisition through combination of borrowings under its existing credit facilities and cash on hand. For the preparation of the unaudited condensed combined pro forma financial information, interest expense on the credit facility was estimated using an interest rate of 3.75% and assuming the incremental amount of debt outstanding of $635.0 million remained constant throughout the period. The interest rate used to prepare this pro forma adjustment is reflective of the interest rate associated with our credit facility at the time that the Capa Acquisition was completed. An increase or decrease in interest rates of 0.125% would change pro forma interest expense by $0.6 million and $0.8 million for the nine months ended September 30, 2018 and year ended December 31, 2017, respectively.

in millions	Amount
Proceeds from draw on revolver debt	$635.0
Repayment of assumed Perstorp UK Ltd. intercompany debt	(115.5)
Net pro forma adjustment	$519.5

Net pro forma adjustment to notes payable and current maturities of long-term debt	$(4.7)
Net pro forma adjustment to long-term portion of debt	524.2
Total pro forma adjustment to notes payable and current maturities of long-term debt	$519.5

	Interest expense
in millions	Nine months ended September 30, 2018	Year ended December 31, 2017
Interest expense on new long term debt	$17.8	$23.8
Less: Interest expense related to Perstorp UK Ltd. historical debt	(11.5)	(6.4)
Total pro forma adjustment to interest expense	$6.3	$17.4

I.	Provision (Benefit) for Income Taxes and Deferred Taxes

The pro forma balance sheet was adjusted to reflect the income tax impact of the loss on the purchase price hedge and acquisition-related transaction costs on tax balances as of September 30, 2018. The adjustment resulted in recognition of a deferred tax asset of $0.2 million, which was netted with the existing deferred tax liability, and reduced the income tax payable by $4.4 million. In addition, the pro forma balance sheet includes the recognition of deferred income tax liabilities associated with the net pro forma adjustment to property, plant and equipment, net and other intangibles, net as discussed in Notes 2(E) and 2(G), respectively. Deferred income tax liabilities of $45.6 million were calculated utilizing the statutory tax rate applicable over the expected useful lives of the assets acquired.

The pro forma statement of operations was adjusted to reflect income tax impact of pro forma adjustments calculated using the U.S. statutory blended federal and state rate of 23.60% for the nine months ended September 30, 2018 and 36.81% for the year ended December 31, 2017 for items related directly to the Company and the U.K. statutory rates of 19.00% for the period ended September 30, 2018 and 19.25% for the year ended December 31, 2017 for items related directly to Perstorp UK Ltd.

	Nine months ended September 30, 2018			Year ended December 31, 2017
in millions	Pro forma adjustment to Profit (loss) before income taxes	Tax Rate	Provision (benefit) for income taxes	Pro forma adjustment to Profit (loss) before income taxes	Tax Rate	Provision (benefit) for income taxes
United States[1]	$(17.8)	23.6%	$(4.2)	$(23.8)	36.8%	$(8.8)
United Kingdom[2]	12.4	19.0%	2.4	6.6	19.3%	1.3
Total	$(5.4)		$(1.8)	$(17.2)		$(7.5)

1) The Pro forma adjustment to Profit (loss) before income taxes for the Company is related to interest expense on new long term debt. Further discussed in Note 2(H).
2) The Pro forma adjustment to Profit (loss) before income taxes for Perstorp UK Ltd. is related to adjustments recorded for depreciation expense, amortization expense, interest expense, and royalty expense. These items are further discussed in Notes 2(E), 2(G), 2(H), and 2(K).

J.	Equity

Total equity was adjusted as follows:

in millions	Amount
Elimination of Perstorp's historical equity	$(49.1)
Acquisition-related transactions costs, net of a current tax benefit of $0.5 and deferred tax benefit of $0.2[1]	(8.0)
Loss on purchase price hedge, net of tax benefit of $3.9[2]	(12.7)
Total pro forma adjustment to equity	$(69.8)

1) Represents acquisition-related transaction costs incurred in conjunction with the completion of the acquisition.
2) In order to minimize exposure to adverse changes in the EUR to USD exchange rate from December 10, 2018 (the date Ingevity entered into the Sale and Purchase Agreement) to February 13, 2019 (the Capa Acquisition close date), Ingevity entered into foreign currency forward contracts (“FX forward contracts”). The FX forward contracts provided Ingevity the ability to fix the EUR to USD exchange rate, thereby limiting Ingevity’s exposure to foreign currency rate fluctuations. Over the period from December 10, 2018 to February 13, 2019, the USD strengthened against the EUR by 0.85% percent to an exchange rate of 1.1270 USD per EUR at February 13, 2019. The strengthening of the USD against the EUR results in a lower USD purchase price for Perstorp. Offsetting this lower purchase price was a mark-to-market loss on the FX forward contracts. The loss on the FX forward contracts pursuant to U.S. GAAP is required to be expensed immediately. The FX forward contracts loss recognized in the fourth quarter of 2018 was $3.9 million. An additional $12.7 million of loss was recognized during 2019.

K.	Royalty Payments

As stipulated by the Capa Acquisition purchase agreement, on February 8, 2019, Perstorp UK Ltd. entered into an Intellectual Property Transfer Agreement ("IP Transfer Agreement") with the Seller related to the caprolactone monomer and related derivatives business. Prior to entering into the IP Transfer Agreement, Perstorp UK Ltd. had made royalty payments to the Seller for use of the caprolactone monomer and related derivatives intellectual property. The royalty payments were recognized as expense in Other (income) expense, net in the amount of $9.5 million and $11.1 million in for the nine months ended September 30, 2018 and the twelve months ended December 31, 2017, respectively. This adjustment reverses the historical expense and related payable of $0.7 million, associated with the royalty payments on the historical Perstorp income statement and balance sheet, respectively. See Note 2(G) for the pro forma adjustment recognizing the incremental amortization expense associated with the acquired intellectual property that was transfered as part of the Capa Acquisition.